As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIDA SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2678809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Brickman, Esq.

Senior Vice President, General Counsel and Secretary

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Conneely, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated August 4, 2023

Prospectus

SONIDA SENIOR LIVING, INC.

Up to 6,941,912 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, of up to 6,941,912 shares of the common stock, par value $0.01 per share (the “common stock”), of Sonida Senior Living, Inc. (“Sonida” or the “Company”), by Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Conversant Dallas Parkway (B) LP (“Conversant Fund B” and, together with Conversant Fund A, the “Selling Stockholders”).

In November 2021, the Company completed certain financing transactions pursuant to which, among other things, it issued (A) 41,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to the Selling Stockholders (pursuant to which up to 1,507,681 shares of common stock may be issuable upon conversion, assuming all dividends payable with respect to the Series A Preferred Stock are paid by increasing the liquidation preference of the Series A Preferred Stock for the period beginning on the date of this prospectus and ending on (and including) December 31, 2025) and no dividends are paid with respect to the common stock during this time, (B) 1,650,000 shares of common stock to the Selling Stockholders in a private placement transaction, (C) 1,031,250 warrants to purchase one share of common stock per warrant to the Selling Stockholders (pursuant to which 1,031,250 shares of common stock are issuable upon exercise), and (D) 1,335,481 shares of common stock to the Selling Stockholders in the Company’s rights offering, of which 1,160,806 shares were purchased by the Selling Stockholders in the backstop of the rights offering and 174,675 shares were received as a backstop fee. The aggregate number of shares of the Company’s common stock issued and which may be issued pursuant to such financing transactions based on the assumptions herein is 5,524,412 shares, all or a portion of which may be offered for resale hereby. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the Selling Stockholders pursuant to this prospectus may increase or decrease from that set forth in this prospectus. The Company intends to file a prospectus supplement or a post-effective amendment to this registration statement to the extent additional shares become issuable upon conversion of the Series A Preferred Stock.

The Company also entered into an equity commitment agreement by and among the Company and the Selling Stockholders, dated June 29, 2023 (the “Commitment Agreement”), pursuant to which the Selling Stockholders subscribed for the purchase from the Company of up to 1,417,500 shares of common stock, all or a portion of which may be offered for resale hereby. Of the shares subscribed for under the Commitment Agreement, the Selling Stockholders have already acquired 667,500 shares of common stock and may acquire up to 750,000 additional shares of common stock.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the common stock hereunder.

The Selling Stockholders may sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Stockholders and the times and manners in which they may offer and sell such shares of common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution,” respectively, in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of such shares, we will not receive any of the proceeds from the sale of such shares by the Selling Stockholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “SNDA.” On August 1, 2023, the last reported sale price of our common stock on the NYSE was $9.85.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

The address of our principal executive offices is 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 1 of this prospectus and in Item 1.A. Risk Factors in the Company’s most recent Annual Report on Form 10-K and the other filings the Company makes with the Securities and Exchange Commission from time to time before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 4, 2023

ABOUT THIS PROSPECTUS

This prospectus is filed in conjunction with a registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the Selling Stockholders may from time to time offer and sell or otherwise dispose of up to 6,941,912 shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the headings “Available Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to make any representation or provide any different information to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

Unless otherwise indicated, all references in this prospectus to “Sonida,” the “Company,” “we,” “us,” and “our” mean Sonida Senior Living, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes also refer to our common stock as the “securities.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Available Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

SONIDA SENIOR LIVING, INC.

Sonida, formerly known as Capital Senior Living Corporation, is one of the leading owner-operators of senior housing communities in the United States in terms of resident capacity. The Company owns, operates, develops and manages senior housing communities throughout the United States. As of June 30, 2023, the Company operated 72 senior housing communities in 18 states with an aggregate capacity of approximately 8,000 residents, including 62 senior housing communities which the Company owned and 10 communities that the Company managed on behalf of third parties.

We generally provide senior living services to the 75+ population, including independent living, assisted living, and memory care services at reasonable prices. Many of our communities offer a continuum of care to meet each of our resident’s needs as they change over time. This continuum of care, which integrates independent living, assisted living, and memory care that may be bridged by home care through independent home care agencies, sustains our residents’ autonomy and independence based on their physical and mental abilities.

Our corporate office is located at 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600 and our website address is www.sonidaseniorliving.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our Internet website address is www.sonidaseniorliving.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our securities, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 11, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on April 28, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on March 30, 2023, June 16, 2023, and July 5, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 3, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

Attention: David R. Brickman

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward looking terminology including “may,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “should” or other similar words.

Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under “Risk Factors” in Item 1A and elsewhere in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, and, among others, the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities, increases in market interest rates that increase the cost of certain of our debt obligations, increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s ability to extend or refinance its existing debt as such debt matures, the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs, the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, the risk of oversupply and increased competition in the markets which the Company operates, the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in Item 9 of the Annual Report on Form 10-K, the departure of certain of the Company’s key officers and personnel, the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes, risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates, and changes in accounting principles and interpretations.

Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Stockholders, and we will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders consist of the following shares issued to the Selling Stockholders upon the closing of certain financing transactions in November 2021: (i) up to 1,507,681 shares of common stock issuable in respect of the conversion of 41,250 shares of Series A Preferred Stock issued to the Selling Stockholders, (ii) 1,650,000 shares of common stock issued to the Selling Stockholders in a private placement transaction, (iii) 1,335,481 shares of common stock issued to the Selling Stockholders in the Company’s rights offering, of which 1,160,806 shares were purchased by the Selling Stockholders in the backstop of the rights offering and 174,675 shares were received as a backstop fee, and (iv) 1,031,250 shares of common stock issuable upon exercise of 1,031,250 warrants issued to the Selling Stockholders. The common stock being offered by the Selling Stockholders also consists of up to 1,417,500 shares of common stock issued or issuable to the Selling Stockholders pursuant to the Commitment Agreement. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

In the table below, the number of shares of common stock into which the Series A Preferred Stock is convertible that may be offered pursuant to this prospectus is calculated based on an assumed conversion of all 41,250 shares of Series A Preferred Stock outstanding as of the date of this prospectus at the initial conversion price of $40.00 per share (the “Conversion Price”) and assuming all dividends payable with respect to the Series A Preferred Stock are paid by increasing the liquidation preference of Series A Preferred Stock for the period beginning on the date of this prospectus and ending on (and including) December 31, 2025 and no dividends are paid with respect to the common stock during such time. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the Selling Stockholders pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The Company intends to file a prospectus supplement or a post-effective amendment to this registration statement to the extent additional shares become issuable upon conversion of the Series A Preferred Stock.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders as of August 1, 2023.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

This prospectus generally covers the resale of the shares of common stock issued or issuable to the Selling Stockholders in the transactions described above. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Prior to the Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(4)	After the Offering
Name of Selling Stockholders(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares of Common Stock Beneficially Owned(3)		Number of Shares of Common Stock Beneficially Owned (5)	Percentage of Shares of Common Stock Beneficially Owned(3)
Conversant Dallas Parkway (A) LP(6)	6,127,943	57.2%	6,519,844	—	—
Conversant Dallas Parkway (B) LP(6)	455,741	4.3%	422,068	—	—

(1)	The information in this table and the related notes is based upon information supplied by the Selling Stockholders.
(2)

The shares reported on this column consist of (i) 3,652,981 shares of issued and outstanding common stock held by the Selling Stockholders; (ii) 1,149,453 shares of common stock issuable to the Selling Stockholders upon conversion of 41,250 shares of the Series A Preferred Stock; (iii) 1,031,250 shares of common stock issuable upon exercise of warrants of the Company held by the Selling Stockholders; and (iv) 750,000 share of common stock issuable to the Selling Stockholders upon subsequent draws under the Commitment Agreement, in each case, in the aggregate. Does not include any shares of common stock issuable upon conversion of the Series A Preferred Stock as a result of increase in the liquidation preference of the Series A Preferred Stock due to dividends payable after the date of this prospectus.

The address of the Selling Stockholders is c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, NJ 07901. Conversant Capital LLC (“Conversant Capital”) is the investment manager of and makes investment decisions for the Selling Stockholders. Conversant GP Holdings LLC (“Conversant GP”) is the general partner of each of the Selling Stockholders. Michael J. Simanovsky is the managing member of Conversant GP. By virtue of these relationships, each of Conversant Capital, Conversant GP, and Mr. Simanovsky may be deemed to beneficially own the shares beneficially owned by the Selling Stockholders. Conversant Fund A has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 6,127,943 shares. Conversant Fund B has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 455,741 shares. Each of Conversant GP, Mr. Simanovsky and Conversant Capital has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 6,583,684 shares. The foregoing information regarding Conversant Capital, the Selling Stockholders, Conversant GP, Mr. Simanovsky, and their respective beneficial ownership of shares is based solely on an Amendment No. 1 to Schedule 13D filed on June 29, 2023.

(3)

The percentages indicated are based on the sum of (i) 7,777,846 shares of common stock issued and outstanding on August 1, 2023, plus (ii) 9,816 shares of common stock underlying the vested portion of an option to purchase shares of common stock, plus (iii) 1,149,453 shares of common stock issuable in the aggregate as of the date of this prospectus upon conversion of the Series A Preferred Stock, plus (iv) 1,031,250 shares of common stock issuable in the aggregate upon exercise of the Company’s warrants held by the Selling Stockholders, plus (v) 750,000 shares of common stock issuable to the Selling Stockholders upon subsequent draws under the Commitment Agreement.

(4)

Assumes (i) none of the shares of common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act, (ii) all dividends payable with respect to the Series A Preferred Stock are paid by increasing the liquidation preference of the Series A Preferred Stock for the period beginning on the date of this prospectus and ending on (and including) December 31, 2025, and (iii) no dividends are paid with respect to the common stock during this time. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances.

(5)	Assumes that, after the date of this prospectus and prior to completion of this offering, the Selling Stockholders will not acquire additional shares of common stock or other securities.

Other Material Relationships with the Selling Stockholders

Investor Rights Agreement

In November 2021, the Company entered into the Investor Rights Agreement with the Selling Stockholders and Seymour Pluchenik, Sam Levinson, Simon Glick, Silk Partners, LP (“Silk”), which Investor Rights Agreement pertains to, among other things, the appointment of a certain number of directors nominated by Conversant Fund A (“Conversant Representatives”) to the Company’s Board of Directors based upon the ownership percentage in the Company. Additionally, pursuant to the Investor Rights Agreement, for so long as the Selling Stockholders and their affiliates and permitted transferees collectively satisfy a certain percentage of beneficial ownership in the Company, Conversant Fund A will be entitled to designate the chairperson of the Company’s Board of Directors. Pursuant to the terms of the Investor Rights Agreement, Conversant Fund A is entitled to designate four individuals to be appointed to the Board of Directors and the Chairman of the Board of Directors. Conversant Fund A designated Benjamin P. Harris, David W. Johnson, Max J. Levy, and Elliot R. Zibel as the Conversant Representatives with Mr. Johnson as the Chairman of the Board of Directors. Such individuals were appointed to the Board of Directors in November 2021.

Pursuant to the Investor Rights Agreement, the Selling Stockholders agreed to certain standstill provisions. Among other things, and subject to certain exceptions, the standstill prevents the Selling Stockholders from: (i) engaging in certain proxy contest activities, (ii) acquiring any securities of the Company, or (iii) taking any actions to change the composition of the Board of Directors (other than in respect of Conversant Representatives), in each case, for a period of 18 months from the date of the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which the Company filed with the SEC as Exhibit 10.1 to a Current Report on Form 8-K on November 4, 2021.

Registration Rights Agreement

On November 3, 2021 (the “Closing Date”), the Company and the Selling Stockholders entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company is obligated to prepare and file, no later than 90 days prior to the second anniversary of the Closing Date, a shelf registration statement registering the resale of (i) up to 1,507,681 shares of common stock may be issuable upon conversion of 41,250 shares of Series A Preferred Stock, assuming all dividends with respect to the Series A Preferred Stock are paid by increasing the liquidation preference of the Series A Preferred Stock for the period beginning on the date of this prospectus and ending on (and including) December 31, 2025 and no dividends are paid with respect to the common stock during this time, (ii) 1,650,000 shares of common stock issued to the Selling Stockholders in a private placement transaction, (iii) 1,335,481 shares of common stock issued to the Selling Stockholders in the Company’s rights offering, 1,160,806 shares of which were purchased by the Selling Stockholders in the rights offering and 174,675 shares of which were received as a backstop fee, and (iv) 1,031,250 shares of common stock issuable upon exercise of 1,031,250 warrants to purchase one share of common stock per warrant held by the Selling Stockholders (collectively, the “Registrable Securities”), and the Company agreed to use its reasonable best efforts to keep such registration statement effective at all times until such date as the Selling Stockholders and their affiliates collectively beneficially own less than 15% of the outstanding shares of common stock on an as-converted basis. This registration statement is being filed to satisfy such obligations. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Selling Stockholders are permitted to make one demand that the Company file a registration statement on Form S-3, or if not available, on Form S-1 to register the Registrable Securities and within any 12 month period, one demand that the Company consummate a “takedown” off of any such registration statement. The Registration Rights Agreement also provides the Selling Stockholders and their affiliates with “piggy-back” registration rights. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities.

In June 2023, the Company and the Selling Stockholders entered into the Commitment Agreement pursuant to which the parties agreed that the common shares issued or issuable thereunder will constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, and that the terms of such Registration Rights Agreement will apply mutatis mutandis to the common shares issued or to be issuable thereunder. Furthermore, the Company agreed to cooperate in adding such common shares to any shelf registration statement filed with the SEC covering previously unregistered common stock owned or to be owned by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and related provisions of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Second Amended and Restated Bylaws, as amended, or our Bylaws. The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of August 1, 2023, our authorized capital stock consisted of 15,000,000 shares of common stock, par value $0.01 per share, of which 7,777,846 shares were issued and outstanding, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which 41,250 shares have been designated as Series A Preferred Stock. Our Series A Preferred Stock was issued in a private placement pursuant to Section 4(a)(2) of the Securities Act and has not been registered pursuant to Section 12 of the Exchange Act. As of August 1, 2023, there were no shares of our preferred stock issued and outstanding, except with respect to our Series A Preferred Stock, of which 41,250 shares were issued and outstanding.

Common Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend Rights. The holders of our common stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding preferred stock, but only when and as declared by our Board of Directors out of the assets legally available for dividend payments.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of the common stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our company, to receive the remaining assets of our company available for distribution.

Other Matters. Our common stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SNDA.” Our transfer agent and registrar is Computershare Trust Company, N.A.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Registration Rights

Under our retirement and separation agreement with Lawrence A. Cohen, our former Chief Executive Officer, Vice Chairman of the Board and director, we and Mr. Cohen remain subject to and bound by the registration rights agreement set forth in Mr. Cohen’s employment agreement, which entitles Mr. Cohen to certain rights with respect to the registration under the Securities Act of our securities he holds. Under such registration rights agreement, if we propose to register any of our securities under the Securities Act, either for our own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of ours that he holds in the registration. Mr. Cohen’s registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. We have agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions.

Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company is obligated to prepare and file, no later than 90 days prior to the second anniversary of the Closing Date, a shelf registration statement registering the Registrable Securities, and the Company agreed to use its reasonable best efforts to keep such registration statement effective at all times until such date as the Selling Stockholders and their affiliates collectively beneficially own less than 15% of the outstanding shares of common stock on an as-converted basis. This registration statement is being filed to satisfy such obligations. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Selling Stockholders are permitted to make one demand that the Company file a registration statement on Form S-3, or if not available, on Form S-1 to register the Registrable Securities and within any 12 month period, one demand that the Company consummate a “takedown” off of any such registration statement. The Registration Rights Agreement also provides the Selling Stockholders and their affiliates with “piggy-back” registration rights. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities.

In June 2023, the Company and the Selling Stockholders entered into the Commitment Agreement pursuant to which the parties agreed that the common shares issued or issuable thereunder will constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, and that the terms of such Registration Rights Agreement will apply mutatis mutandis to the common shares issued or to be issuable thereunder. Furthermore, the Company agreed to cooperate in adding such common shares to any shelf registration statement filed with the SEC covering previously unregistered common stock owned or to be owned by the Selling Stockholder.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws

Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board of Directors in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock. We have 15,000,000 authorized shares of common stock and 15,000,000 authorized shares of preferred stock. Due to our authorized but unissued common stock and preferred stock, our Board of Directors may be able to discourage or make any attempt to obtain control of us more difficult. If, in the exercise of its fiduciary obligations, our Board of Directors determines that a takeover proposal is not in our best interest, the Board of Directors could issue a portion of these shares without stockholder approval, subject to any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. These shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our Certificate of Incorporation grants our Board of Directors broad power to establish the rights, preferences and limitations of the authorized and unissued shares of our preferred stock. For example, our Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any proposed transaction or other voting matter;

•	elect directors having terms of office or voting rights greater than those of our other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

•	exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders, unless such consent is unanimous. In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may, subject to the rights of holders of any series of preferred stock and unless otherwise prescribed by statute, be called only by our Board of Directors, the Chairman of our Board or stockholders possessing at least 25% of the voting power of our issued and outstanding voting stock. Stockholders may amend or repeal these provisions of our Certificate of Incorporation and Bylaws only by the affirmative vote of at least two-thirds of the voting power of our issued and outstanding voting stock.

Amendment of our Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to adopt, amend and repeal our Bylaws upon the affirmative vote of at least a majority of the whole Board. Our stockholders may also adopt, amend or repeal our Bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding voting stock.

Classified Board; Election and Removal of Directors. Our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. Directors may be removed only for cause and by the affirmative vote of a majority of our securities then entitled to vote at an election of directors. A vacancy on our Board of Directors may be filled by the affirmative vote of a majority of the directors in office. Any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. The number of directors on our Board of Directors generally will be fixed exclusively by, and may be increased or decreased exclusively by, our Board of Directors but in no event will be less than three nor more than nine.

Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our Certificate of Incorporation provides the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board of Directors.

Delaware Anti-Takeover Law. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person who, together with his or her affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

The above description of Section 203 of the Delaware General Corporation Law is intended as a summary only and is qualified in its entirety by reference to Section 203 of the Delaware General Corporation Law.

Limitation of Liability of Directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions;

•	for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP.

EXPERTS

The consolidated financial statements of Sonida Senior Living, Inc. as of December 31, 2022 and for the year then ended incorporated in this Prospectus by reference from the Sonida Senior Living, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 has been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Sonida Senior Living, Inc. as of December 31, 2021 and for the year then ended appearing in Sonida Senior Living, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SONIDA SENIOR LIVING, INC.

Up to 6,941,912 Shares of Common Stock

Prospectus

August 4, 2023

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The fees and expenses, other than underwriting discounts and commission, payable by us in connection with the resale of the shares in this offering are as follows:

SEC registration fee	$7,612
Accounting fees and expenses*	20,000
Legal fees and expenses*	50,000
Printing expenses*	15,000
Miscellaneous fees and expenses*	10,000
Total*	$102,612

*	Estimated solely for this item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. We expect to maintain policies insuring our and our subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article Twelfth of our Certificate of Incorporation eliminates the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payments of dividends or unlawful stock purchases or redemptions), as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit. In addition, Article Twelfth provides that each of our directors will not be personally liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law that further limits the liability of a director and is enacted after the adoption of our Certificate of Incorporation.

Article Thirteenth of our Certificate of Incorporation provides that we will indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of us or (ii) while a director or officer of us, is or was serving at the request of us as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law. For purposes of Article Thirteenth, a “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding. Such right includes the right to be paid by us for expenses (including without limitation attorneys’ fees) actually and reasonably incurred by such individual in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law.

The foregoing discussion of the Delaware General Corporation Law and our Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute and such Certificate of Incorporation filed with the SEC.

We have obtained a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them as our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-33379) filed with the SEC on September 8, 1997).

4.1.1	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 1999).

4.1.2	Second Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 14, 2020).

4.1.3	Third Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2021)

4.1.4	Fourth Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 10, 2021).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 8, 2013).

Exhibit Number	Description

4.2.1	Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 10, 2021).

5.1**	Opinion of Norton Rose Fulbright US LLP

23.1**	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

23.2**	Consent of RSM US LLP

23.3**	Consent of Ernst & Young LLP

24.1**	Power of Attorney (included on signature pages)

107**	Calculation of Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	That:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 4, 2023.

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sonida Senior Living, Inc. hereby constitutes and appoints Brandon M. Ribar, Kevin J. Detz and David R. Brickman, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Brandon M. Ribar Brandon M. Ribar	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 4, 2023

/s/ Kevin J. Detz Kevin J. Detz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2023

/s/ David W. Johnson David W. Johnson	Chairman of the Board	August 4, 2023

/s/ Noah R. Beren Noah R. Beren	Director	August 4, 2023

/s/ Benjamin P. Harris Benjamin P. Harris	Director	August 4, 2023

/s/ Jill M. Krueger Jill M. Krueger	Director	August 4, 2023

/s/ Max J. Levy Max J. Levy	Director	August 4, 2023

/s/ Shmuel S.Z. Lieberman Shmuel S.Z. Lieberman	Director	August 4, 2023

/s/ Elliot R. Zibel Elliot R. Zibel	Director	August 4, 2023